EXHIBIT 11.1

                        COMPUTATION OF PER SHARE EARNINGS

                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                          Three months ended
                                                               March 31,
                                                          ----------------------
                                                      2002              2001
                                                 ---------------- --------------

        Basic and Diluted:
                Average shares outstanding          19,012            18,772
                                                ================  ==============

                Net loss                         $ (2,833)        $   (3,554)
                                                ================  ==============

                Earnings per share:
                Net loss per share               $  (0.15)        $   (0.19)
                                                ================  ==============